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                                         UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                     WASHINGTON, DC  20549


                                           FORM 8-K

                                        CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15 (d) OF THE
                                SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest event reported): November 25, 1997


                                    TRIARC COMPANIES, INC.
                      (Exact Name of Registrant as Specified in Charter)


           DELAWARE                    1-2207                    38-0471180
      (State or other              (Commission                 (IRS Employer
      jurisdiction of             File Number)              Identification No.)
      incorporation)


                               280 Park Avenue
                             New York, New York                  10017
                  (Address of Principal Executive Offices)    (Zip Code)


           Registrant's telephone number, including area code:  (212) 451-3000




                                 -----------------------------
                              (Former Name or Former Address, if
                                  Changed Since Last Report)




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        The  statements  in  this  Current  Report  on  Form  8-K  that  are not historical facts,  including,  most importantly,  those statements  preceded by,
followed  by,  or  that  include  the  words   "may,"   "believes,"   "expects,"
"anticipates," or the negation thereof, or similar expressions, constitute "forward-looking statements" that involve risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any outcomes expressed or implied by such forward-looking statements. For those statements, Triarc claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Art of 1995. Such factors include, but are not limited to, the following: success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of adverse publicity; market acceptance of new product offerings; changing trends in consumer tastes; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs; availability and cost of raw materials and supplies; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; pricing pressures resulting from competitive discounting; general economic, business and political conditions in the countries and territories where Triarc operates; the impact of such conditions on consumer spending; and other risks and uncertainties detailed in Triarc's other current and periodic filings with the Securities and Exchange Commission. Triarc will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

        On November 25, 1997, Triarc acquired (the "Acquisition") Cable Car Beverage Corporation ("Cable Car") through a merger in which a wholly-owned subsidiary of Triarc merged into Cable Car, with Cable Car being the surviving corporation. Accordingly, following the merger, Cable Car became a wholly-owned subsidiary of Triarc. Cable Car markets premium soft drinks and waters in the United States and Canada, primarily under the Stewart's(R) brand. Mr. Natural, Inc., an indirect wholly-owned subsidiary of Triarc, is a distributor of Cable Car's products.

        Pursuant to the Agreement and Plan of Merger, each share of common stock of Cable Car was converted into 0.1722 of a share (the "Conversion Price") of Triarc's Class A Common Stock (approximately 1.5 million Triarc shares in the aggregate). After giving effect to the transaction, Triarc has approximately 31 million shares of its Common Stock outstanding (including its non-voting Class B Common Stock).

        In connection with the transaction, Samuel M. Simpson, President of Cable Car, entered into a new three-year employment agreement, which contains, among other provisions, non-compete provisions.

        A copy of the Agreement and Plan of Merger relating to the Acquisition was previously filed by the Registrant in its Current Report on Form 8-K dated June 26, 1997 (SEC File No. 1-2207). A copy of the press release with respect to the closing of the Acquisition is being filed herewith.



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ITEM 5.        OTHER EVENTS.

        Sale of C.H. Patrick

        On December 9, 1997 Triarc announced that it had entered into a definitive agreement to sell C.H. Patrick & Co., Inc. ("C.H. Patrick"), its dyes and specialty chemicals subsidiary, to The B.F. Goodrich Company for $72 million in cash, subject to certain post-closing adjustments. Triarc previously disclosed that it was considering strategic alternatives for C.H. Patrick. The closing of this transaction, which is expected to close later this month or early next year is subject to customary conditions, including the expiration under the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        Copies of the definitive agreement and press release with respect to the transaction are being filed herewith.

        Litigation Update

        As reported in Triarc's Annual Report on Form 10-K for the year ended December 31, 1996 and Triarc's Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 29, 1997 (the "10-Q/A"), in January 1997 the bankruptcy trustee appointed in the case of Prime Capital Corporation ("Prime") (formerly known as Intercapital Funding Resources, Inc.) commenced adversary proceedings against two Triarc subsidiaries, Southeastern Public Service Company ("SEPSCO") and Chesapeake Insurance Company Limited ("Chesapeake"), as well as actions against two officers of Triarc with respect to payments made directly to them, claiming certain payments to the defendants, including an aggregate of approximately $5,300,000 to SEPSCO and Chesapeake, were preferences or fraudulent transfers. The bankruptcy trustee and each of the defendants agreed to a settlement of the actions, which was approved by the bankruptcy court on November 18, 1997. Pursuant to the settlement, on December 5, 1997 SEPSCO and Chesapeake collectively returned approximately $3,550,000.

        As reported in the 10-Q/A, on August 13, 1997 Ruth LeWinter and Calvin Shapiro commenced a purported class and derivative action against current and former directors of Triarc (and naming Triarc as a nominal defendant) in the United States District Court for the Southern District of New York. On October 2, 1997, five former directors of Triarc, who are named as defendants in the LeWinter Action, filed an answer and cross-claims against Triarc and Nelson Peltz. The cross-claims allege that (1) Mr. Peltz has violated an Undertaking and Agreement given by DWG Acquisition Group, L.P. on February 9, 1993; (2) Mr. Peltz has conspired with Steven Posner to violate a court order prohibiting Mr. Posner from serving as an officer or director of Triarc; and (3) the cross-claimants are entitled to indemnification from Triarc in the action. The cross-claims seek: specific enforcement of an indemnification agreement between the cross-claimants and Triarc; damages in an unspecified amount in excess of $75,000; and their costs and expenses in the action, including attorney's fees. On November 26, 1997, Triarc and Mr. Peltz moved to dismiss the cross-claims.

        As reported in the 10-Q/A, three other purported class and derivative actions have been filed


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in the  Delaware  Court of Chancery,  New Castle  County,  naming as  defendants certain current and former directors of Triarc (and naming Triarc as a nominal defendant). The Delaware actions assert substantially similar claims and seek substantially similar relief as the LeWinter action. On November 7, 1997, the plaintiffs in one of the actions (Feder et al. v. Peltz et al.) filed a voluntary notice of dismissal of the action, stating that they intended to pursue the same claims in cooperation with the plaintiffs in the LeWinter action. On November 12, 1997, the court entered an order dismissing the case.

        In October, 1997, Mistic Brands, Inc., a subsidiary of Triarc ("Mistic"), commenced an action (the "Action") against Universal Beverages Inc. ("Universal"), a former Mistic co-packer, Leesburg Bottling & Production, Inc. ("Leesburg"), an affiliate of Universal, and Jonathan O. Moore ("Moore"), an individual affiliated with Universal and Leesburg, in the Circuit Court for Duval County, Florida. The Action seeks, inter alia, damages and injunctive relief arising out of the defendants' fraudulent disposition of certain raw materials, finished product and equipment owned by Mistic. In their answer, counterclaim and third party complaint, the defendants have alleged various causes of action against Mistic, Snapple Beverage Corp., a subsidiary of Triarc ("Snapple"), and Triarc, and seek damages of $6 million relating to an alleged oral agreement by Snapple and Mistic to have Universal and/or Leesburg contract manufacture Snapple and Mistic products, including breach of contract, fraud in the inducement and negligent misrepresentation. Defendants also seek to recover various amounts totaling approximately $440,000 allegedly owed to Universal for co-packing and other services rendered. Mistic has vigorously denied and intends to defend against the allegations contained in defendants' counterclaim. Snapple and Triarc also vigorously deny the allegations contained in the third party complaint, with which they have not yet been served with process.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)    Financial Statements of Businesses Acquired

               The financial statements of the business acquired in the Acquisition are not being provided herewith since it is impracticable for the Registrant to do so at the time this Report is filed. Such required financial statements will be filed as soon as practicable and in no event later than 60 days after the date this Report must be filed.

        (b)    Pro Forma Financial Information

               The pro forma financial information required pursuant to Article 11 of Regulation S-X is not being furnished herewith since it is impracticable for the Registrant to do so at the time this Report is filed. Such required pro forma financial information will be filed as soon as practicable and in no event later than 60 days after the date this Report must be filed.

        (c)    Exhibits

  2.1 Stock Purchase Agreement dated as of December 8, 1997 between The B.F. Goodrich Company, TXL Holdings, Inc. and Triarc.
  99.1   Press Release dated November 25, 1997
  99.2   Press Release dated December 9, 1997


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                                          SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TRIARC COMPANIES, INC.




Date: December 10, 1997                      By:    John L. Barnes, Jr.
                                                    -------------------
                                                    John. L. Barnes, Jr.
                                                    Senior Vice President
                                                    and Chief Financial Officer




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                                            EXHIBIT

Exhibit
No.                     Description                          Page No.

2.1      Stock Purchase Agreement dated as of
         December 8, 1997 between The B.F. Goodrich
         Company, TXL Holdings, Inc. and Triarc.
99.1     Press release dated November 25, 1997
99.2     Press release dated December 9, 1997



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